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                                                                   EXHIBIT 10.14

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT


     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (hereinafter referred to as "this Agreement"), made as of this ____day of ____________, 2002, by and among Metropolitan Life Insurance Company ("Landlord"), St. Paul Re, Inc. ("Assignor") and Platinum Reinsurance Underwriters, Inc. ("Assignee"),

     WITNESSETH, THAT WHEREAS, by a Lease dated September 15, 1995 and a First Amendment to Lease dated October 8, 2001, by and between the Landlord and the Assignor, a copy of which is attached hereto as EXHIBIT A (hereinafter collectively referred to as "the Lease"), the Landlord leased to the Assignor and the Assignor leased from the Landlord all of that real property, situate and lying in Miami, Florida, which is described therein (hereinafter and therein referred to as "the Premises"); and

     WHEREAS, pursuant to a Formation and Separation Agreement between The St. Paul Companies, Inc. and Platinum Underwriters Holdings, Ltd. dated _______, 2002, Assignor transferred certain of its assets to Assignee on or about ___________, 2002, (the "Closing Date"). As a result, in connection with such purchase, Assignee will now occupy the Leased Premises as hereinafter described.

     WHEREAS the Assignor desires to assign to the Assignee all of the Assignor's leasehold estate, right, title and interest under the Lease, and the Assignee desires to have the Assignor make such assignment to the Assignee, all upon the terms and subject to the conditions set forth herein; and

     WHEREAS the Landlord is willing to consent to such Assignment, upon the terms and subject to the conditions set forth herein,

     NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual entry into this Agreement by the parties hereto, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party hereto, the parties hereto hereby agree as follows:

     Section 1. ASSIGNMENT AND ASSUMPTION OF LEASE.

     1.1. ASSIGNMENT. The Assignor hereby assigns to the Assignee all of the Tenant's estate, rights, title and interest under the Lease.

     1.2. ASSUMPTION. The Assignee hereby (a) assumes all of the Assignor's estate, rights, title and interest under the Lease, (b) agrees to perform all of the obligations and satisfy all of the terms, covenants, agreements, provisions and conditions to be performed or satisfied by the tenant under the provisions of the Lease, and (c) agrees to indemnify and hold harmless the Assignor against and from any and all expense or liability arising out of a default by the Assignee in performing any such obligation or satisfying any such condition.

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     Section 2. CONSENT BY LANDLORD. The Landlord hereby consents to the
Assignor's assignment to the Assignee of all of the Assignor's leasehold estate, right, title and interest under the provisions of the Lease; provided that:

     2.1. such consent by Landlord shall not be deemed or construed to modify, amend or affect the terms and provision of the Lease;

     2.2. the Assignor shall not be deemed by virtue of such consent to have been released from any of its obligations to the Landlord under the provisions of the Lease, and the Assignor shall remain liable to the Landlord for the full and timely performance of all of the tenant's obligations under the provisions of the Lease;

     2.3. if Assignor defaults in the payment of any rent, Landlord is authorized to collect any rent due or accruing from the Assignee or any other subtenant or occupant of the Premises and to apply the net amounts collected to the rent reserved in the Lease;

     2.4. the receipt by Landlord of any amounts from the Assignee or other subtenant or occupant of the Premises shall not be deemed or construed as releasing Assignor of Assignor's obligations hereunder; and

     2.5. such consent shall not constitute a consent to any subsequent assignment thereof or any sublease made pursuant thereto, in each case whether by the Assignee or by any other person, each of which must, be effective, have been approved by the Landlord upon the terms and subject to the conditions set forth in the provisions of the Lease.

     Section 3. REPRESENTATIONS.

     3.1. The Assignor hereby represents and warrants to the Landlord and the Assignee that the Assignor holds all of the tenant's rights under the provisions of the Lease, and has such as the full power and authority to enter into this Agreement and take each action to be taken by the Assignor hereby or pursuant to the provisions hereof.

     3.2. The Assignee hereby represents and warrants to the Landlord and the Assignor that the Assignee has full power and authority to enter into this Agreement and take such action to be taken by the Assignee hereby or pursuant to the provisions hereof.

     Section 4. GENERAL.

     4.1. EFFECTIVENESS. This Agreement shall become effective upon and only upon its execution and delivery by each party hereto.

     4.2. SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns hereunder.

     4.3. SEVERABILITY. No determination by any court, governmental body or otherwise that any provision of this Agreement or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other provisions thereof, or (b) such provision in any circumstance not controlled by such determination. Each such provision shall

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be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

     4.4. AUTHORITY. Each party represents and warrants that the person signing on its behalf is duly authorized to execute and deliver this Agreement and that no further consents or approvals, whether corporate or third party are required in order to execute, deliver and carry out the provisions of this Agreement.

     IN WITNESS WHEREOF, each party hereto has executed and ensealed this Agreement or caused it to be executed and ensealed on its behalf by its duly authorized representatives, the day and year first above written.

WITNESS:                            METROPOLITAN LIFE INSURANCE COMPANY


______________________________      By:_____________________(SEAL)
                                         Name:
                                         Title:



                                    ST. PAUL RE, INC.


______________________________      By:_____________________(SEAL)
                                         Name:
                                         Title:


                                    PLATINUM REINSURANCE UNDERWRITERS, INC.


______________________________      By:_____________________(SEAL)
                                         Name:
                                         Title:




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